                                                                    Exhibit 4.14

                           CELLNET DATA SYSTEMS, INC.

                                      AND
                        THE BANK OF NEW YORK, AS TRUSTEE

                             ---------------------

                         FOURTH SUPPLEMENTAL INDENTURE

                         DATED AS OF SEPTEMBER 29, 1997

                                       TO

                                   INDENTURE

                           DATED AS OF JUNE 15, 1995

                            ------------------------

                                  RELATING TO

                                NOTES ISSUED BY

                           CELLNET DATA SYSTEMS, INC.
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    FOURTH SUPPLEMENTAL INDENTURE (this "Fourth Supplemental Indenture"), dated as of September 29, 1997, between CellNet Data Systems, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation (the "Trustee").

                                   RECITALS:

    WHEREAS, the Company has duly issued its Series B 13% Senior Discount Notes Due 2005 in the aggregate principal amount at maturity of $325,000,000 pursuant to an Indenture, dated as of June 15, 1995, between the Company and the Trustee and a First Supplemental Indenture dated as of November 21, 1995 between the Company and the Trustee (such Indenture, as modified by such First Supplemental Indenture and a Second Supplemental Indenture dated as of August 30, 1996, and a Third Supplemental Indenture dated as of August 28, 1997, the "Indenture"); and

    WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may, without the written consent of the holders, enter into supplemental indentures to amend the provisions of the Indenture to, among other things, cure any ambiguity, defect or inconsistency or make any other change that would not adversely affect the rights of any holder; and

    WHEREAS, in accordance with Section 10.04 of the Indenture, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that this Fourth Supplemental Indenture complies with the applicable provisions of the Indenture; and

    WHEREAS, all acts and proceedings required by law and under the Indenture to constitute this Fourth Supplemental Indenture, a valid and binding agreement for the uses and purposes set forth herein, in accordance with its terms, have been done and taken, and the execution and delivery of this Fourth Supplemental Indenture have been in all respects duly authorized by the Company;

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:

    1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture, and the Rules of Construction set forth in the Indenture shall likewise govern this Fourth Supplemental Indenture.

    2. GENERAL AMENDMENTS. The Indenture is hereby further amended by substituting the date "September 29, 1997" for the date "June 15, 1995" each and every time (unless otherwise provided) such date appears in each of the following sections:

    (i) Section 1.01: definition of "Consolidated Net Income", clause (g); definition of "GAAP"; definition of "Net Equity Proceeds", proviso clause (A); definition of "Permitted Indebtedness", clauses (iii) and
        (viii); definition of "Permitted Investments", proviso subclause (A) to clause (b) and clause (e); and definition of "Permitted Liens", clauses
        (x), (xi) and (xviii);

    (ii) Section 4.08(c) (SEC Reports and Other Information);

   (iii) Sections 4.10 (Limitation on Restricted Payments), except that the date "October 1, 1997" shall be substituted for the date "June 15, 1995" in clause (a)(1) of this Section;

    (iv) Section 4.13(5) (Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries);

    (v) Sections 4.14(b)(ii) (Limitation on Designation of Restricted and Unrestricted Subsidiaries);

    (vi) Section 4.16(a) (Limitation on Asset Sales); and

   (vii) Section 4.18 (Limitation on Liens).

    3. AMENDMENTS TO SECTION 1.01. Section 1.01 of the Indenture is hereby amended as follows:

        (a) AMENDMENT TO DEFINITION OF "ASSET SALE". The definition of "Asset Sale" is hereby amended by inserting in clause (ii) thereof after the word "Company," the following: "in each case, which yields net cash proceeds to the Company or any Restricted Subsidiary of at least $10,000,000".
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        (b)  SUBSTITUTION OF DEFINITION OF "OFFERING MEMORANDUM".  The
    definition of "Offering Memorandum" is hereby deleted in its entirety, and the following new definition is hereby substituted in place thereof:

       "OFFERING MEMORANDUM" means the Company's Offering Memorandum dated September 24, 1997, relating to the offering for sale of units, consisting of the Company's 14% Senior Discount Notes due 2007 and warrants to purchase Common Stock.

        (c) AMENDMENTS TO DEFINITION OF "PERMITTED INVESTMENTS". The definition of "Permitted Investments" is hereby amended by:

    (i) inserting, immediately after the word "business" in clause (k)(i) thereof, the following proviso: ";PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries continue to have access, on terms that are fair and reasonable, to such licenses or intellectual property to the extent necessary for the conduct of their respective businesses"; and

    (ii) inserting, immediately after the word "business" in clause (k)(ii) thereof, the following proviso: ";PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries continue to have access, on terms that are fair and reasonable, to such equipment to the extent necessary for the conduct of their respective businesses".

        (d) AMENDMENT TO DEFINITION OF "PERMITTED LIENS." The definition of "Permitted Liens" is hereby amended by inserting, immediately before the semicolon at the end of clause (xv) thereof, the following additional text:

       "and Liens in favor of the Trustee to secure the Company's payment obligations to the Trustee as contemplated by Section 7.07 hereof".

    4. AMENDMENT TO SECTION 2.01. Section 2.01 of the Indenture is hereby amended by deleting in its entirety the first sentence of the fourth full paragraph thereof and substituting in place thereof the following new paragraph:

    Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of one or more permanent global Notes in registered form, each substantially in the form set forth in EXHIBIT A hereto (the "Offshore Global Notes"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.15 hereof. The aggregate principal amount of the Offshore Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

    5. AMENDMENT TO SECTION 2.15. Section 2.15 of the Indenture is hereby amended by deleting the word "third" in the first sentence thereof and substituting therefor the word "second" and the word "THREE" each and every time it appears in the first legend set forth therein and substituting therefor the word "TWO".

    6. AMENDMENT TO SECTION 2.17. Section 2.17 of the Indenture is hereby amended as follows:

    (i) deleting, from clause (a)(i) thereof the word "third", each and every time it appears in such clause and substituting therefor the word "second";

    (ii) deleting, from clause (c) thereof, the word "third" each and every time it appears in such clause and substituting therefor the word "second"

   (iii) deleting, from clause (e) thereof, the word "three" each and every time it appears in such clause and substituting therefor the word "two", and the word "THREE" each and every time it appears in the legend set forth therein and substituting therefor the word "TWO".

    7. AMENDMENT TO SECTION 4.08. Section 4.08 of the Indenture is hereby amended by deleting the word "three" in the first sentence of clause (c) thereof and substituting therefor the word "two".

    8. AMENDMENT TO SECTION 4.16. Section 4.16 of the Indenture is hereby amended as follows:

    (i) deleting after the phrase "Cash Equivalents" in subclause (ii) of the first sentence of clause (a) the words "and is received" and substituting therefor the following: "and irrevocable and unconditional assumption of unsubordinated liabilities and shall be received (or unconditionally released)"; and

    (ii) inserting after the phrase "Net Cash Proceeds" in the second sentence of clause (a) the words "in excess of $5,000,000".

    9. AMENDMENT TO SECTION 5.01. Section 5.01 of the Indenture is hereby amended by deleting the percentage "90%" from clause (a)(ii) thereof and substituting therefor the percentage "110%".

    10. AMENDMENT TO FORM OF SECURITY. The Form of Security attached as Exhibit A to the Indenture is hereby amended by deleting from the first full paragraph of the Assignment Form attached thereto the date "June 15, 1998" and substituting in place thereof the phrase "[the date that is the second anniversary of the Issue Date]".

    11. EFFECTIVENESS. Upon the execution and delivery of this Fourth Supplemental Indenture by the Trustee and the Company, the proposed agreements contained herein will become effective and operative. Thereafter, all references to the Indenture shall, unless specifically referring to the Indenture as originally executed, be deemed to be references to the Indenture as modified by this Fourth Supplemental Indenture. The Indenture, as supplemented and amended by this Fourth Supplemental Indenture, is in all respects hereby ratified and confirmed.

    12. RECITALS. The recitals contained herein shall be taken as the statement of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity of this Fourth Supplemental Indenture.

    13. SUCCESSORS AND ASSIGNS. This Fourth Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as amended herein, the terms, provisions and covenants of the Indenture shall remain in full force and effect and continue to govern the parties thereto.

    14. COUNTERPARTS. This Fourth Supplemental Indenture may be executed in two or more counterparts, each of which shall be deemed original and all of which together will constitute the same agreement, whether or not all parties execute each counterpart.

    15. GOVERNING LAW. The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Fourth Supplemental Indenture and the Notes.

                  [Remainder of Page Intentionally Left Blank]
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    IN WITNESS WHEREOF, the parties have caused this Fourth Supplemental
Indenture to be duly executed, all as of the date first above written.

                                CELLNET DATA SYSTEMS, INC.

                                By:  /s/ PAUL G. MANCA
                                     -----------------------------------------
                                     Name: Paul G. Manca
                                     Title: VICE PRESIDENT AND CHIEF FINANCIAL
                                            OFFICER

                                THE BANK OF NEW YORK,
                                as Trustee

                                By:  /s/ MARY BETH LEWICKIE
                                     -----------------------------------------
                                     Name: Mary Beth Lewickie
                                     Title: ASSISTANT VICE PRESIDENT